Exhibit 5.2

November 26, 2021

Shell International Finance B.V.

Royal Dutch Shell plc

2.875% Guaranteed Notes due 2041

3.000% Guaranteed Notes due 2051

Ladies and Gentlemen:

We have acted as U.S. counsel to Shell International Finance B.V., a limited liability company incorporated under the laws of The Netherlands (the “Company”), and Royal Dutch Shell plc, a public company incorporated under the laws of England and Wales (the “Guarantor”), in connection with the public offering and sale by the Company of US$500,000,000 aggregate principal amount of 2.875% Guaranteed Notes due 2041 (the “2041 Notes”) and US$1,000,000,000 aggregate principal amount of 3.000% Guaranteed Notes due 2051 (the “2051 Notes”, and together with the 2041 Notes, the “Notes”, and the unconditional guarantee as to the payments of principal and interest on the Notes by the Guarantor, the “Guarantees”) to be issued under an Indenture (the “Indenture”), dated as of June 27, 2006, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture and the Registration Statement on Form F-3 (Registration Nos. 333-254137 and 333-254137-01) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration under the Securities Act of various securities of the Company.

As to questions of fact, we have relied upon representations of officers or directors of the Company and the Guarantor and documents furnished to us by the Company and the Guarantor without independent verification of their accuracy. We have also assumed (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies and (b) that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of the Trustee.

Based on the foregoing, we are of opinion that, assuming that the Notes to be issued by the Company have been duly authorized and executed by the Company, when the Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for as contemplated in the Registration Statement, as amended, the Notes and the Guarantees will constitute legal, valid and binding obligations of the Company and the Guarantor, as applicable (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of England and Wales or The Netherlands. For purposes of our opinion, we have assumed that (i) the Guarantor has been duly incorporated and is a validly existing company under the laws of England and Wales and (ii) the Indenture and the Notes have been duly authorized, executed and delivered by the Guarantor. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to the Guarantor. For purposes of our opinion, we have also assumed that (i) the Company has been duly incorporated and is a validly existing company under the laws of The Netherlands and (ii) the Indenture and the Notes have been duly authorized, executed and delivered by the Company. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of De Brauw Blackstone Westbroek London N.V., Dutch counsel to the Guarantor and the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Royal Dutch Shell plc

    Shell International Finance B.V.

        Carel van Bylandtlaan 30

            2596 HR

                The Hague

                    THE NETHERLANDS

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